Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 24 to Registration Statement No. 33-41622 on Form N-1A of our report dated December 28, 2010, relating to the financial statements and financial highlights of BlackRock Latin America Fund, Inc. (the “Fund”) appearing in the Annual Report on Form N-CSR of the Fund for the year ended October 31, 2010, and the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
February 28, 2011